      As filed with the Securities and Exchange Commission on April 9, 1998
                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                            COMPUTRON SOFTWARE, INC.

             (Exact name of registrant as specified in its charter)

               Delaware                                13-2966911
     (State or other jurisdiction            (IRS Employer Identification No.)
   of incorporation or organization)

                               301 Route 17 North,
                          Rutherford, New Jersey 07070
               (Address of principal executive offices) (Zip Code)

                             1995 STOCK OPTION PLAN
                            (Full title of the Plan)

                              Michael R. Jorgensen
              Executive Vice President and Chief Financial Officer
                301 Route 17 North, Rutherford, New Jersey 07070
                     (Name and address of agent for service)
                                 (201) 935-3400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
Title of securities to be       Amount to be            Proposed maximum            Proposed maximum              Amount of
registered                     registered(1)             offering price            aggregate offering            registration
                                                           per share                     price                       fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value         39,604 shares              $2.563(2)                    $101,505                    $29.95
$.01 per share
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        401,746 shares               1.00 (3)                                                118.52
$.01 per share                                                                        401,746 (3)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        15,000 shares                1.75 (4)                                                 7.74
$.01 per share                                                                         26,250 (4)
----------------------------------------------------------------------------------------------------------------------------------
                                                            1.63 (5)
Common Stock, par value        947,450 shares                                                                       455.58
$.01 per share                                                                       1,544,344 (5)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        127,500 shares               1.88 (6)                                                70.71
$.01 per share                                                                        239,700 (6)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        219,250 shares               1.44 (7)                                                93.14
$.01 per share                                                                        315,720 (7)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        11,500 shares                1.41 (8)                                                 4.78
$.01 per share                                                                         16,215 (8)
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        19,000 shares                3.12 (9)                                                17.49
$.01 per share                                                                         59,280 (9)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        240,000 shares              2.50 (10)                                                177.00
$.01 per share                                                                        600,000 (10)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        200,000 shares              3.62 (11)                                                213.58
$.01 per share                                                                        724,000 (11)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        453,375 shares              3.13 (12)                                                418.62
$.01 per share                                                                       1,419,064 (12)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        244,075 shares              2.38 (13)
$.01 per share                                                                        580,899 (13)
                                                                                                                    171.37
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        17,000 shares               2.75 (14)
$.01 per share                                                                        46,750 (14)                   13.79
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        64,500 shares               2.68 (15)                                                50.99
$.01 per share                                                                        172,860 (15)
----------------------------------------------------------------------------------------------------------------------------------
TOTAL          3,000,000 shares                                                                                   $1,843.26
----------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Computron Software, Inc. 1995 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Computron Software, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based on a price per share of $2.563 (the average of the high and low selling prices per share of the Common Stock of Computron Software, Inc. on April 6, 1998, as reported on the American Stock Exchange).

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $1.00 per share with respect to options granted to purchase 401,746 shares of Common Stock.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $1.75 per share with respect to options granted to purchase 15,000 shares of Common Stock.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $1.63 per share with respect to options granted to purchase 947,450 shares of Common Stock.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $1.88 per share with respect to options granted to purchase 127,500 shares of Common Stock.

(7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $1.44 per share with respect to options granted to purchase 219,250 shares of Common Stock.

(8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $1.41 per share with respect to options granted to purchase 11,500 shares of Common Stock.

(9) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $3.12 per share with respect to options granted to purchase 19,000 shares of Common Stock.

(10) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $2.50 per share with respect to options granted to purchase 240,000 shares of Common Stock.

(11) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $3.62 per share with respect to options granted to purchase 200,000 shares of Common Stock.

(12) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $3.13 per share with respect to options granted to purchase 453,375 shares of Common Stock.

(13) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $2.38 per share with respect to options granted to purchase 244,075 shares of Common Stock.

(14) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $2.75 per share with respect to options granted to purchase 17,000 shares of Common Stock.

(15) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $2.68 per share with respect to options granted to purchase 64,500 shares of Common Stock.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

         Computron Software, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b)      The Registrant's Current Report on Form 8-K, dated January 13,
                  1998.

         (c) The Registrant's Registration Statement on Form 8-A filed with the SEC on November 10, 1997, pursuant to Section 12(b) of the Securities Exchange Act of 1934, amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

                  The General Corporation Law of the State of Delaware ("DGCL") permits the Company and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of the Company or in an action by stockholders of the Company.

                  The Certificate of Incorporation of the Company (the "Charter") eliminates the personal liability of directors to stockholders or the Company for monetary damages arising out of the directors' breach of their fiduciary duty of care. The Charter also authorizes the Company to indemnify its directors, officers or employees with respect to certain costs, expenses, and amounts incurred in connection with an action, suit, or proceeding by reason of the fact that such person was serving as a director, officer or employee of the Company or was serving at the request of the Company as a director, officer, employee, partner or agent of another entity. The Charter permits the Company to indemnify its officers, directors and employees to the fullest extent possible under the DGCL.

                  The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8.  Exhibits

Exhibit Number     Exhibit

         4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration on Form 8-A filed with the SEC on November 10, 1997 which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

         5        Opinion and consent of Proskauer Rose LLP.

         23.1     Consent of KPMG Peat Marwick LLP - Independent Accountants.

         23.2     Consent of Arthur Andersen LLP - Independent Accountants.

         23.3     Consent of Proskauer Rose LLP is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to page 3 of this Registration Statement.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutherford, State of New Jersey, on this 9th day of April, 1998.

                                    COMPUTRON SOFTWARE, INC.

                                    By:  MICHAEL R. JORGENSEN
                                       --------------------------------------
                                       Michael R. Jorgensen
                                       Executive Vice President,
                                       Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Computron Software, Inc., a Delaware corporation, do hereby constitute and appoint Michael R. Jorgensen, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                              Date
JOHN A. RADE                President, Chief Executive Officer              April 9, 1998
----------------------      (Principal Executive Officer) and Director
John A. Rade


 MICHAEL R. JORGENSEN       Executive Vice President, Chief Financial       April 9, 1998
----------------------      Officer and Treasurer
Michael R. Jorgensen        (Principal Financial and Accounting
                            Officer)


Signature                   Title                                              Date
MICHEL BERTY                                                                April 9, 1998
----------------------
Michel Berty                Director


EDWIN T. BRONDO                                                             April 9, 1998
----------------------
Edwin T. Brondo             Director


GREGORY KOPCHINSKY          Director                                        April 9, 1998
----------------------
Gregory Kopchinsky


ROBERT MIGLIORINO           Director                                        April 9, 1998
----------------------
Robert Migliorino


 ELIAS TYPALDOS             Director                                        April 9, 1998
----------------------
 Elias Typaldos


GENNARO VENDOME             Director                                        April 9, 1998
----------------------
Gennaro Vendome


WILLIAM E. VOGEL            Director                                        April 9, 1998
----------------------
William E. Vogel


                                  EXHIBIT INDEX

 Exhibit
 Number     Exhibit
--------    --------
   4        Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration on Form 8-A filed with the SEC on November 10, 1997 which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

   5        Opinion and consent of Proskauer Rose LLP.

   23.1     Consent of KPMG Peat Marwick LLP - Independent Accountants.

   23.2     Consent of Arthur Andersen LLP - Independent Accountants.

   23.3     Consent of Proskauer Rose LLP is contained in Exhibit 5.

   24 Power of Attorney - Reference is made to page 3 of this Registration Statement.